Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life and Annuity Insurance Company:

We consent to use of our reports for Nationwide VA Separate Account-D dated March 9, 2007 and for Nationwide Life and Annuity Insurance Company dated April 30, 2007 included herein, and to the reference to our firm under the heading “Services” in the Statement of Additional Information (File No. 333-45976). Our report for Nationwide Life and Annuity Insurance Company refers to the adoption of the American Institute of Certified Public Accountants’ Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts, in 2004.

/s/ KPMG LLP

Columbus, Ohio

April 30, 2007